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                                   Exhibit 21

                            CROGHAN BANCSHARES, INC.

                         Subsidiaries of the Registrant


                                               State of       Percentage of
                  Subsidiary                 Incorporation    securities owned

The Croghan Colonial Bank (1)                      Ohio            100%


(1) The subsidiary's principal office is located in Fremont, Ohio.